Exhibit 99.1

TCP CAPITAL CORP. ANNOUNCES THIRD QUARTER 2012 FINANCIAL RESULTS;

NET INVESTMENT INCOME OF $0.43 PER SHARE; AND DECLARES DIVIDENDS

DECLARES FOURTH QUARTER DIVIDEND OF $0.35 PER SHARE

DECLARES A SPECIAL DIVIDEND OF $0.05 PER SHARE

SANTA MONICA, Calif., November 8, 2012 – TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), a business development company (NASDAQ: TCPC), today announced its financial results for the third quarter ended September 30, 2012 and filed its quarterly report on Form 10-Q with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

•	Net investment income for the quarter ended September 30, 2012 was $9.2 million after preferred dividends, or $0.43 per share, compared to net investment income of $8.5 million, or $0.40 per share for the quarter ended June 30, 2012.

•	Net increase in net assets resulting from operations for the quarter ended September 30, 2012 was $9.5 million, or $0.44 per share, as compared to $6.0 million, or $0.28 per share for the quarter ended June 30, 2012. Net asset value was approximately $317.6 million or $14.79 per share on September 30, 2012, as compared to approximately $315.6 million or $14.70 per share on June 30, 2012.

•	Total acquisitions during the quarter ended September 30, 2012 were $80.0 million, as compared to $90.4 million for the quarter ended June 30, 2012. Total acquisitions net of total dispositions during the quarter ended September 30, 2012 were $36.6 million, as compared to $50.8 million for the quarter ended June 30, 2012.

•	On November 7, 2012, our board of directors declared a fourth quarter dividend of $0.35 per share and a special dividend of $0.05 per share, both payable on December 31, 2012 to shareholders of record as of December 17, 2012.

“We are pleased with our strong results for the third quarter, which marks our second quarter as a public company,” said TCP Capital Corp.’s Chairman and CEO, Howard Levkowitz. “The portfolio’s performance and the effective deployment of the remaining proceeds from our April IPO and other liquidity enabled us to generate higher net investment income of $0.43 per share. Our third quarter net investment income more than covers our fourth quarter dividend, which clearly demonstrates the earnings power of our portfolio. With net leverage of 0.56x, and approximately $71 million in liquidity at the end of the third quarter, we have room to grow the TCPC portfolio.”

PORTFOLIO AND INVESTMENT ACTIVITY

As of September 30, 2012, our investment portfolio consisted of debt and equity positions in 46 portfolio companies with a total fair value of approximately $490.1 million. Debt positions represented approximately 89% of the portfolio fair value, 95% of which were senior secured debt. Equity positions represented approximately 11% of our investment portfolio.

As of September 30, 2012, the weighted average annual effective yield of our debt portfolio was approximately 11.3%.(1) As of September 30, 2012, approximately 55% of our debt portfolio at fair value had floating interest rates, 93% of which had interest rate floors, and approximately 45% of our debt portfolio had fixed interest rates. As of September 30, 2012, approximately 0.2% of our investments at fair value were on non-accrual status.

(1) Weighted average annual effective yield includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes any prepayment and make-whole fee income and any debt investments on non-accrual status.

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During the three months ended September 30, 2012, we invested approximately $80.0 million across seven new and three existing portfolio companies. The investments were comprised of $64.5 million in senior secured floating rate loans, $15.0 million in senior secured notes, and $0.5 million in equity securities. Additionally, we received proceeds from sales and repayments of investment principal of approximately $43.9 million. We expect to continue to invest in senior secured loans, bonds and subordinated debt, as well as select equity investments, to obtain a high level of current income and create the potential for appreciation, while minimizing losses.

As of September 30, 2012, total assets were $521.3 million, net assets applicable to common shareholders was $317.6 million and net asset value per share was $14.79, as compared to $472.0 million, $315.6 million, and $14.70 per share, respectively on June 30, 2012.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended September 30, 2012 was approximately $12.1 million, or $0.56 per share, including $0.01 per share from original issue discount accretion, $0.03 per share from net market discount accretion, and $0.03 per share from income paid in kind. Total investment income was net of $0.5 million of depreciation expense from aircraft we own and lease (through portfolio trusts), or $0.02 per share. This reflects our policy of recording interest income, adjusted for amortization of premium and accretion of discount, on an accrual basis. Origination, structuring, closing, commitment, and similar upfront fees received in connection with the outlay of capital are generally amortized or accreted into interest income over the life of the respective debt investment.

Total operating expenses for the three months ended September 30, 2012 were approximately $2.5 million, or $0.12 per share. Dividends accrued on the preferred leverage facility were approximately $0.4 million, or $0.02 per share. Annualized expenses, including all costs of leverage (both interest expense and preferred dividends), as a percentage of average net assets were 3.6%.

Net investment income for the three months ended September 30, 2012 was approximately $9.6 million before preferred dividends. Net investment income after preferred dividends was $9.2 million, or $0.43 per share.

Net realized gains for the three months ended September 30, 2012 were $8.4 million, or $0.39 per share. The net realized gains during the period and the corresponding reversal of previously recognized unrealized gains were due primarily to the partial exit of our equity investment in International Wire Group Holdings, Inc., during the period. During the three months ended September 30, 2012 we recognized $8.1 million in net unrealized depreciation.

Net increase in net assets applicable to common shareholders resulting from operations was $9.5 million, or $0.44 per share, as compared to $6.0 million, or $0.28 per share for the quarter ended June 30, 2012.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2012, available liquidity was approximately $70.8 million, comprised of approximately $2.8 million in cash and cash equivalents (net of approximately $8.8 million in net outstanding acquisitions), and $68 million in available capacity under the credit facility.

Total leverage outstanding at September 30, 2012 was $182.0 million, comprised of $48.0 million on our revolving credit facility and $134.0 million on our preferred equity facility. Borrowings on our revolving credit facility bear interest at a rate of LIBOR plus 0.44%, and amounts drawn on our preferred equity facility bear interest at a rate of LIBOR plus 0.85%. The weighted average interest rate on amounts outstanding on the total leverage facility as of September 30, 2012 was 0.96%.

Leverage Program ($250 million):	Rate	Maturity
$116mm Senior Secured Credit Facility	LIBOR + 0.44%	July 2014
$134mm Preferred Equity Facility	LIBOR + 0.85%	July 2016

RECENT DEVELOPMENTS

On November 7, 2012, our Board of Directors declared a fourth quarter dividend of $0.35 per share and a special dividend of $0.05 per share, both payable on December 31, 2012 to shareholders of record as of December 17, 2012.

Effective November 7, 2012, our Board of Directors elected an additional independent director, Peter E. Schwab, who is not an “interested person” of the Company as defined in the Investment Company Act of 1940. Mr. Schwab is a member of the Audit Committee.

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CONFERENCE CALL AND WEBCAST

TCP Capital Corp. will host a conference call on Thursday, November 8, 2012 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to discuss its third quarter results. All interested parties are invited to participate in the conference call by dialing (866) 393-0571; international callers should dial (206) 453-2872. Participants should enter the Conference ID 35503974 when prompted. The conference call will be webcast simultaneously in the investor relations section of its website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call, through November 15, 2012. For the replay, please visit http://investors.tcpcapital.com/events.cfm or dial (855) 859-2056. For international replay, please dial (404) 537-3406. For all replays, please reference program ID number 35503974.

ABOUT TCP CAPITAL CORP.

TCP Capital Corp.'s investment objective is to seek to achieve high total returns while minimizing losses. TCP Capital Corp. seeks to achieve its investment objective primarily through investments in debt securities of middle-market companies, which it typically defines as those with enterprise values between $100 million and $1.5 billion. TCP Capital Corp. is a publicly-traded [NASDAQ: TCPC] business development company (BDC) regulated under the Investment Company Act of 1940 and is externally managed by its advisor, Tennenbaum Capital Partners, LLC, a leading alternative investment manager. For more, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company's filings with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website at www.sec.gov and the company's website at http://www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the "Risks" section of the company's initial public offering prospectus dated April 3, 2012 and the company's subsequent periodic filings with the SEC. Copies are available on the SEC's website at www.sec.gov and the company's website at http://www.tcpcapital.com. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. The company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

CONTACT

Wendy Webb
TCP Capital Corp.
310-566-1042

investor.relations@tcpcapital.com

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